      EXHIBIT 23.2    CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
PFF Bancorp, Inc.:


We consent to the use of our report incorporated herein by reference. Our report indicates that the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1995.


                                          /s/ KPMG Peat Marwick LLP

Orange County, California
January 22, 1997